                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                      CIRCUIT CITY CREDIT CARD MASTER TRUST
                     (Issuer with respect to the securities)

                       FIRST NORTH AMERICAN NATIONAL BANK
            (Originator of the Circuit City Credit Card Master Trust)
             (Exact name of registrant as specified in its charter)


United States                                                     58-1897792
----------------                                                --------------
(State or other                                                 (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)

225 Chastain Meadows Court, Kennesaw, Georgia                  30144
--------------------------------------------------------------------------------
(Address of principal executive offices)                     (Zip Code)

                     Securities to be Registered Pursuant to
                            Section 12(b) of the Act:

                                                        Name of each exchange
Title of each class                                     on which each class
to be so registered                                     is to be registered
-------------------                                     ------------------------
       None                                                      None

                           Securities to be Registered
                      Pursuant to Section 12(g) of the Act:

         Class A Floating Rate Asset Backed Certificates, Series 2002-1
                                     and the
         Class B Floating Rate Asset Backed Certificates, Series 2002-1
                (collectively, the "Series 2002-1 Certificates")
--------------------------------------------------------------------------------
                                (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Series 2002-1 Certificates appearing under the captions entitled: "Overview of Series 2002-1"; "Principal Terms of the Offered Certificates"; "Series 2002-1 Summary"; "Risk Factors"; "Characteristics of the Trust Receivables"; "Maturity Considerations"; "Receivable Yield Considerations"; "Description of the Offered Certificates"; "Material Federal Income Tax Consequences" and "ERISA Considerations" in the Prospectus Supplement dated April 24, 2002 and "Maturity Considerations"; "Description of the Securities"; "Legal Matters Relating to the Receivables"; "Material Federal Income Tax Consequences" and "ERISA Considerations" in the Prospectus dated April 24, 2002 is incorporated herein by reference (the Prospectus and Prospectus Supplement are incorporated herein by reference as Exhibit 3)

Item 2.  Exhibits.

         Exhibit 1 Amended and Restated Master Pooling and Servicing Agreement dated as of December 31, 2001 among Tyler International Funding, Inc., as Transferor, First North American National Bank, as Transferor under the Prior Agreement and as Servicer, and Bankers Trust Company, as Trustee./1/

         Exhibit 2 Series 2002-1 Supplement dated as of May 7, 2002 to the Amended and Restated Master Pooling and Servicing Agreement dated as of December 31, 2001 among Tyler International Funding, Inc., as Transferor, First North American National Bank, as Servicer, and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee./2/

         Exhibit 3 Prospectus Supplement dated April 24, 2002 together with the Prospectus dated April 24, 2002/3/.

____________________

/1/ Incorporated by reference to the Registrant's Form 8-K filed with the Securities and Exchange Commission on January 31, 2002.
/2/ Incorporated by reference to the Registrant's Form 8-K filed with the Securities and Exchange Commission on May 21, 2002.
/3/ Incorporated by reference to the Registrant's Prospectus Supplement and Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2) on May 3, 2002.


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                                   Signature

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             CIRCUIT CITY CREDIT CARD MASTER
                                             TRUST

                                             By:  FIRST NORTH AMERICAN NATIONAL
                                                  BANK, as Servicer


                                             By:  /s/ Philip J. Dunn
                                                  Philip J. Dunn
                                                  Vice President

Date:    June 13, 2003

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    EXHIBITS
                                       TO
                                    FORM 8-A

                      CIRCUIT CITY CREDIT CARD MASTER TRUST

                                INDEX TO EXHIBITS

Exhibit
Number                                      Exhibit
--------                                    -------

   1 Amended and Restated Master Pooling and Servicing Agreement dated as of December 31, 2001 among Tyler International Funding, Inc., as Transferor, First North American National Bank, as Transferor under the Prior Agreement and as Servicer, and Bankers Trust Company, as Trustee./4/

   2 Series 2002-1 Supplement dated as of May 7, 2002 to the Amended and Restated Master Pooling and Servicing Agreement dated as of December 31, 2001 among Tyler International Funding, Inc., as Transferor, First North American National Bank, as Servicer, and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee./5/

   3 Prospectus Supplement dated April 24, 2002 together with the Prospectus dated April 24, 2002/6/.

___________________

/4/ Incorporated by reference to the Registrant's Form 8-K filed with the Securities and Exchange Commission on January 21, 2002.
/5/ Incorporated by reference to the Registrant's Form 8-K filed with the Securities and Exchange Commission on May 21, 2002.
/6/ Incorporated by reference to the Registrant's Prospectus Supplement and Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2) on May 3, 2002.

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